                                                                  Exhibit 10 (i)

                   SOURCE ONE MORTGAGE SERVICES CORPORATION

                           LONG TERM INCENTIVE PLAN

                       (effective as of January 1, 1994)

                   SOURCE ONE MORTGAGE SERVICES CORPORATION
                         1994 LONG TERM INCENTIVE PLAN
                         -----------------------------

                                TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
1.   Purposes and Effective Date of the Plan  ................................ 1

2.   Definitions  ............................................................ 1

3.   Administration of Plan  ................................................. 3

4.   Participation  .......................................................... 4

5.   Allocation of Phantom Shares  ........................................... 4

6.   Valuation of Phantom Shares, Accounting
     Treatment, Dividends, Adjustments  ...................................... 5

7.   Terms and Conditions of the
     Allocation of Phantom Shares  ........................................... 6

8.   Performance Criteria; Earning Periods  .................................. 7

9.   Vesting  ............................................................... 10

10.  Change in Control  ..................................................... 12

11.  Payment for Phantom Shares  ............................................ 14

12.  Miscellaneous Provisions  .............................................. 16

13.  Claims and Disputes; Arbitration  ...................................... 17

14.  Amendment  ............................................................. 19

15.  Termination  ........................................................... 19

                   SOURCE ONE MORTGAGE SERVICES CORPORATION
                         1994 LONG TERM INCENTIVE PLAN
                         -----------------------------



I.   Purposes and Effective Date of the Plan
     ---------------------------------------

     The purposes of the Source One Mortgage Services Corporation 1994 Long Term Incentive Plan (the "Plan") are to provide a means to attract, reward and retain strong management, to encourage teamwork among members of management and excellence in the performance of their individual responsibilities, and to align the interests of key managers participating in the Plan with the interests of shareholders by offering an incentive compensation vehicle that is based upon the growth in shareholders' equity and the value and profitability of Source One Mortgage Services Corporation. The Plan shall be effective as of January 1, 1994.

2.   Definitions
     -----------

     In the Plan, the following terms shall have the meanings set forth below:

          (a) "Base Portion" means a portion of the value of a Phantom Share allocated to the Account of a Participant for an Earning Period equal to
     (i) in the case of a Base Share provisionally allocated to the Participant's Account for the Earning Period, its value as of the time of its provisional allocation provided such Base Share becomes Earned and Vested for the Earning Period and (ii) in the case of an Additional Share or a Supplemental Share allocated to the Participant's Account for the Earning Period, its value as of the end of the Earning Period. The Base Portion of a Phantom Share shall remain constant and shall not include at any time (i) any appreciation in the value of the Phantom Share after its provisional allocation (in the case of a Base Share) or after the end of the Earning Period for which it is allocated (in the case of an Additional Share or Supplemental Share), or (ii) any amounts corresponding to dividends credited to the Phantom Share under Section 6(b).

          (b) "Board" means the Board of Directors of the Company.

          (c) "Company" means Source One Mortgage Services Corporation, a Delaware corporation, and its successors and assigns.

          (d) "FAEH" means Fund American Enterprises Holdings, Inc. (formerly The Fund American Companies, Inc.), a Delaware corporation, the indirect parent of the Company.

          (e) "FAEH Share" means a share of the Common Stock, $1.00 par value, of FAEH, as listed on the New York Stock Exchange.

          (f) "Participant" means a person who is employed by the Company or a participating subsidiary of the Company and who is named as an initial Participant in the Plan in Exhibit A hereto or who subsequently is selected by the Committee to participate in the Plan in accordance with Section 4.

          (g) "Market Price" of a FAEH Share on any given day means the closing price per FAEH Share listed on the New York Stock Exchange composite tape on such day or, if FAEH Shares are not traded on a particular day, the closing NYSE price per FAEH Share on the closest preceding date on which FAEH Shares were traded.

          (h) "Phantom Share" means a fictitious FAEH Share. Phantom Shares shall not be considered outstanding FAEH Shares for accounting purposes. An allocation of Phantom Shares shall confer only such rights as are specified in the Plan. Participants who receive Phantom Share allocations shall not (as a consequence of such allocations) be treated as shareholders under the Articles of Incorporation or By-Laws of the Company or FAEH or under applicable law. The term Phantom Shares includes Base Shares, Additional Shares, if any, and Supplemental Shares, if any. Each Phantom Share shall be divided into a Base Portion and an SAR Portion both as defined in this
     Section 2.

          (i) "SAR Portion" means that portion of the value of a Phantom Share allocated to the Account of any Participant for an Earning Period, including any amounts corresponding to dividends credited to the Phantom Share under Section 6(b), which exceeds the Base Portion of the value of such Phantom Share. The SAR Portion of a Phantom Share shall include at any given time (i) any appreciation in the value of the Phantom Share after its provisional allocation (in the case of a Base Share) or after the end of the Earning Period for which it is allocated (in the case of an Additional Share or Supplemental Share), and (ii) any amounts corresponding to dividends credited to the Phantom Share under Section 6(b).

          (j) The following terms are defined elsewhere in the Plan:
                                                                         Section
                                                                         -------
     Account                                                                   5
     Actual Rate                                                         8(a)(i)
     Additional Shares                                                  8(a)(ii)
     Adverse Change in Plan                                                10(d)
     Base Rate                                                         8(a)(iii)
     Base Shares                                                        8(a)(iv)
     Change in Control of the Company                                      10(b)
     Code                                                                  11(d)

     Committee                                                              3(a)
     Constructive Termination                                              10(c)
     Continuing Director                                                   10(e)
     Earned                                                                 8(c)
     Earning Period                                                      8(a)(v)
     Economic Value of a Share of
     the Company's Common Stock                                         8(a)(vi)
     Estimated Number                                             9(d) and 10(a)
     GAAP                                                                   8(a)
     Plan                                                                      1
     Subsidiary                                                             4(b)
     Supplemental Shares                                                    8(d)
     Termination for Cause                                                  9(g)
     Vested                                                                 8(a)

3.   Administration of Plan
     ----------------------

(a) The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board, as such Committee is from time to time constituted. No member of the Committee shall participate in any decision or recommendation involving such Committee member's own participation in the Plan. If and when a subsidiary is participating in the Plan, the word Company as used in the Plan shall include such subsidiary unless the context otherwise requires.

(b) The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include exclusive authority (within the limitations described herein) to prescribe the form of the instruments, if any, embodying allocations of Phantom Shares under the Plan. The Committee shall be authorized to interpret the Plan and any other written instruments issued or adopted pursuant to the Plan, including but not limited to instruments allocating Phantom Shares under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any written instrument issued or adopted pursuant to the Plan in the manner and to the extent the Committee deems desirable to carry it into effect. Subject to
     Section 13 relating to claims and disputes and arbitration, any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive, unless otherwise determined by the Board. However, no determination by the Committee or the Board shall operate to unreasonably deny a Participant the opportunity to Vest in allocated Phantom Shares in accordance with the terms of the Plan. The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

(c) The Committee may employ or retain agents and may designate one or more employees of the Company, by name or by position, to perform such clerical, accounting, and other services as the Committee may require in carrying out the provisions of the Plan.

4.   Participation
     -------------

(a) The initial Participants in the Plan shall consist of the key employees of the Company listed in Exhibit A attached hereto. If any position held by any Participant becomes vacant, the Committee may select the key employee who fills such position to be a Participant in the Plan on such terms as the Committee deems advisable. Only employees who hold the position of Senior Vice-President or a higher position shall be eligible to be selected as Participants in the Plan.

(b) If a subsidiary of the Company wishes to participate in the Plan and its participation shall have been approved by the Board, the board of directors of the subsidiary shall adopt a resolution in form and substance satisfactory to the Committee authorizing participation by the subsidiary in the Plan with respect to its employees. As used in this subsection (b), the term "subsidiary" means any corporation at least one-half of whose outstanding voting stock is owned, directly or indirectly, by the Company.

     A subsidiary participating in the Plan may cease to be a participating company at any time by action of the Board or by action of the board of directors of such subsidiary, which latter action shall be effective not earlier than the date of delivery to the Secretary of the Company of a certified copy of a resolution of the subsidiary's board of directors taking such action. If the participation in the Plan of the subsidiary shall terminate, such termination shall not relieve it of any obligations theretofore incurred by it under the Plan except with the approval of the Board.

5.   Allocation of Phantom Shares
     ----------------------------

     Phantom Shares awarded under the Plan shall be allocated to Accounts maintained by the Company in the name of each Participant receiving an allocation. Separate Accounts shall be maintained for Phantom Shares allocated for each Earning Period (as defined in Section 8(a)(v).

     The initial aggregate number of Base Shares (as defined in Section 8(a)(iv)) which is provisionally allocated under the Plan is 79,412. The total number of Base Shares provisionally allocated to the Accounts of the initial Participants as of the beginning of each Earning Period is 19,853. The number of Base Shares provisionally allocated to the Account of each initial Participant as of the beginning of the first Earning Period, and as of the beginning of each of the next three Earning Periods, provided the Participant remains employed by the Company on such date(s) in a position of responsibility substantially equal to or greater than his position with the Company on January 1, 1994, is set forth on Exhibit A.

     At any time before the end of an Earning Period the Board in its discretion may provisionally allocate to the Account of any Participant for the Earning Period additional Base Shares over and above the Base Shares provisionally allocated to such account as of the beginning of the Earning Period.

     The Board in its discretion may continue the Plan beyond the first four Earning Periods. The provisional allocation of Base Shares to the Account of any Participant for a designated earning period beyond the first four Earning Periods shall be deemed a continuation of the Plan on the same terms and conditions herein set forth.

6.   Valuation of Phantom Shares, Accounting Treatment, Dividends, Adjustments
     -------------------------------------------------------------------------

     Accounts shall be valued as follows:

(a) Each Phantom Share allocated or provisionally allocated to an Account shall have a value on any given date equal to the Market Price of a FAEH Share on such date plus the aggregate of any amounts corresponding to dividends credited to the Phantom Share under Section 6(b).

(b) Each Phantom Share which has been allocated or provisionally allocated as of the date on which a cash dividend on FAEH Shares is paid, shall be credited with the amount of such per-share cash dividend.

(c) In addition to the crediting of amounts corresponding to dividends pursuant to Section 6(b), the Committee has the discretion to make appropriate adjustments to the number of Phantom Shares allocated or provisionally allocated to a Participant's Account where a "capital transaction" or "corporate reorganization" has the effect of changing the economic equivalent number of Phantom Shares that have been allocated or provisionally allocated to a Participant's Account under the Plan. The Committee shall make an adjustment, either positive or negative as the case may be, to the number of Phantom Shares allocated to the Participant's Account to ensure that neither unintended economic benefits nor detriments are conferred on a Participant solely by reason of such "capital transaction" or "corporate reorganization." Solely for purposes of this
     Section 6(c) and Section 8(d), a capital transaction or corporate reorganization shall not be limited to its ordinary meaning if in fact a Participant would be conferred an economic benefit or detriment by some other corporate transaction which is not literally considered a capital transaction or corporate reorganization under common business usage of said terms.

7.   Terms and Conditions of the Allocation of Phantom Shares
     --------------------------------------------------------

     Each Phantom Share allocated or provisionally allocated to an Account in the name of a Participant under this Plan shall be subject to the following terms and conditions:

(a) Each Phantom Share shall (if it is not forfeited before it becomes Vested under Section 9) continue in effect for an indefinite period from the applicable date it was allocated or provisionally allocated until the date both the Base Portion and the SAR Portion of the Phantom Share is paid to the Participant (or to the Participant's designated beneficiary or legal representative) pursuant to Section 11.

(b) The Company shall maintain a record of each Account established in the name of a Participant showing the number of Phantom Shares allocated or provisionally allocated to the Account from time to time. The Company also shall maintain a record of the Base Portion of each such Phantom Share and the aggregate of any amounts corresponding to dividends credited to each such Phantom Share under Section 6(b). As of each December 31st the Company shall furnish each Participant who becomes Vested in his Account with a summary of the Account, including the number of Phantom Shares allocated to the Account, the total value of such Phantom Shares, and with respect to each such Phantom Share the aggregate of all amounts corresponding to dividends credited to the Phantom Share under Section 6(b), the Base Portion of the Phantom Share, if any, and the SAR Portion of the Phantom Share.

(c) Except as provided herein, a Participant's interest in the Account in his name shall not be transferable other than by will or the laws of descent and distribution. During the Participant's lifetime, a Phantom Share shall be exercised only by the Participant, except as otherwise provided herein. Each Participant may designate a beneficiary or beneficiaries, including a trust, to receive any amount payable under the Plan on account of the Participant's death. Such designation shall be in a form authorized by the Committee and may permit the exercise of Phantom Shares, during the Participant's lifetime, by the Participant's guardian or legal representative. In the absence of an effective designation of beneficiary at the time of a Participant's death, any amount payable under the Plan on account of the Participant's death shall be paid to the Participant's estate.

8.   Performance Criteria; Earning Periods
     -------------------------------------

(a) For purposes of this Section 8, the following terms shall have the meanings set forth below:

          (i) "Actual Rate" for an Earning Period means the average annual rate of return (rounded to the nearest one-hundredth of a percent) on a share of the Company's common stock during the Earning Period calculated in accordance with the following formula:

AR = 100 [(EVE + D\\1\\ (1 + AR/100)TO THE N POWER + D\\2\\ (1+ AR/100)TO THE N
                       POWER ***) TO THE 1/3 POWER - 1]
--------------------------------------------------------------------------------
                                      EVE
     Where AR   =   The Actual Rate for the Earning Period.

     Where D    =   A dividend paid on a share of the Company's common stock
                    during the Earning Period, with D\\1\\ representing the first dividend paid during the Earning Period, D\\2\\ representing the second dividend paid during the Earning
                    Period, etc., until all dividends paid during the Earning
                    Period are counted.

     Where EVB  =   The Economic Value of a share of the Company's common stock at the beginning of the Earning Period.

     Where EVE   =  The Economic Value of a share of the Company's common stock at the end of the Earning Period.

     Where N    =   The number of years (rounded to the nearest tenth) from the date of payment of a dividend during an Earning Period to the end of the Earning Period.

          (ii) "Additional Shares" means any Phantom Shares in addition to Base Shares allocated to the Account of a Participant for an Earning Period under Section 8(c) because the Actual Rate for the Earning Period is more than 700 basis points more than the Base Rate for the Earning Period.

          (iii) "Base Rate" for an Earning Period means the average yield on 10 year U.S. Treasury bonds over the last five trading days of the year preceding the Earning Period and the first five trading days of the first year in the Earning Period (rounded to the nearest one-hundredth of a percent).

          (iv) "Base Shares" means the number of Phantom Shares provisionally allocated to the Account of a Participant as of the beginning of an Earning Period and any additional Base Shares provisionally allocated to such Account by the Board for the Earning Period after the initial allocation of Base Shares and before the end of the Earning Period.

          (v) "Earning Period" means a period of three consecutive years beginning January 1, 1994, January 1, 1995, January 1, 1996 or January 1, 1997.

          (vi) "Economic Value of a share of the Company's common stock" as of any given date shall be calculated in accordance with the following formula:

                       EV = A - B
                            -----
                             OS

     Where EV   =  The economic value of a share of the Company's common
                   stock.

     Where A    =  The sum of (i) the common shareholders' equity in the
                   Company determined in accordance with generally accepted accounting principles ("GAAP"), (ii) the economic value of the Company's mortgage servicing and subservicing portfolio, (iii) the economic value of the Company's projected production for the next twelve months, and (iv) the Company's GAAP residential loan loss reserve, all as determined in accordance with Exhibit B.

     Where B   =   The sum of (i) the Company's GAAP capitalized servicing
                   asset and (ii) the Company's GAAP goodwill, both as determined in accordance with Exhibit B.

     Where OS  =   The number of shares of the Company's common stock
                   outstanding on the date as of which the Economic Value of a share of the Company's common stock is determined.

(b) A Participant who has received a provisional allocation of Base Shares at the beginning of an Earning Period will earn Phantom Shares if certain performance criteria for the Earning Period are met. The performance criteria for the Earning Period will be met if the Company achieves a specified economic return on common equity over the Earning Period. The number of Phantom Shares, if any, which a Participant will earn for an Earning Period depends on the extent to which the Company meets or exceeds the specified economic return on equity for the Earning Period as described in subsection (c) below.

(c) The number of Phantom Shares, if any, which will be allocated to a Participant's Account and be earned ("Earned") by the Participant for an Earning Period shall be determined by the application of the following formula:

                    SE = BS X (AR - BR) X   P
                               -------     ---
                                 7        100

          Where SE = The number of Phantom Shares allocated and Earned for the Earning Period (This number may not exceed twice BS).

          Where BS = The number of Base Shares provisionally allocated to the Participant for the Earning Period.

          Where AR   =  The Actual Rate for the Earning Period.

          Where BR   =  The Base Rate for the Earning Period

          Where P = The applicable percentage determined in accordance with the following schedule:


================================================================================

      Number of Basis Points by Which                     Applicable
      Actual Rate for Earning Period                      Percentage
   Exceeds Base Rate for Earning Period
--------------------------------------------------------------------------------
                   0-99                                        0
                 100-299                                      25
                 300-499                                      50
                 500-699                                      75
                 700-1400                                    100

================================================================================

     If for an Earning Period the Actual Rate exceeds the Base Rate by more than 1400 basis points, the difference between the two rates for purposes of this subsection (c) shall be deemed to be 1400 basis points.

(d) In addition to any Phantom Shares allocated to the Account of a Participant for an Earning Period pursuant to subsections (b) and (c) of this Section 8, the Board in its discretion may award and allocate additional Phantom Shares ("Supplemental Shares") to the Account of the Participant for the Earning

     Period. Any such allocation shall be made as of the last day of the Earning Period.

(e) In the event of a change in the number of outstanding shares of common stock of the Company during an Earning Period by reason of a "capital transaction" or "corporate reorganization", the Committee shall make such adjustment in the Economic Value of a share of the Company's common stock for purposes of this Section 8, either positive or negative as the case may be, as of the beginning of the Earning Period or as of any other date during the Earning Period, which in the exercise of its discretion, is equitably required to ensure that neither unintended economic benefits nor detriments are conferred on Participants solely by reason of such "capital transaction" or "corporate reorganization". Solely for purposes of this
     Section 8(e) and Section 6(c), a capital transaction or corporate reorganization shall not be limited to its ordinary meaning if in fact Participants would be conferred an economic benefit or detriment by some other corporate transaction which is not literally considered a capital transaction under common business usage of said terms.

9.   Vesting.
     -------

(a) A Participant's interest in any Phantom Shares allocated to his Account and Earned for an Earning Period under Section 8(c) and 8(d) will become fully vested ("Vested") as of the January 1st immediately following the Earning Period provided that the Participant has been in the continuous employ of the Company through the last day of the Earning Period.

(b)  Any amounts corresponding to dividends credited to a Base Share under
     Section 6(b) shall be Vested only when and if the Base Share to which the dividend is credited shall Vest. Any amounts corresponding to dividends credited to Additional Shares or Supplemental Shares, or to Base Shares after the Base Shares are Vested, shall be Vested when credited.

(c) A Participant's interest in Base Shares provisionally allocated to the Account in the name of the Participant and any amounts corresponding to dividends under Section 6(b) credited to such Base Shares during an Earning Period will be forfeited upon that Participant's voluntary termination or involuntary termination for Cause if such interest, including amounts corresponding to dividends, has not Vested at the time of termination.

(d)  Notwithstanding the provisions of Sections (a), (b) and (c) above of this
     Section 9, upon the Participant's (i) involuntary termination of employment other than for Cause; (ii) death or disability while in the employ of the Company; or (iii) retirement from the Company after attaining age sixty-one
     (61), if the Board determines that it is likely that a specific number of Phantom Shares (the "Estimated

     Number") would under Section 8(c) be allocated to the Participant's Account and be Earned for an Earning Period in which the event described in (i),
     (ii) or (iii) above occurs if the Participant should continue in the employ of the Company through the end of the Earning Period, then a portion of the Estimated Number of Phantom Shares shall be Vested. The number of Phantom Shares in which the Participant will be Vested is that number which is in the same proportion to the Estimated Number as (x) the number of full months which have elapsed since the first day of the Earning Period to the end of the first month in which occurs one of the events described above in this subsection (d) is to (y) the total number of months in the Earning Period.

(e) In the event a Participant who is not terminated for Cause or Disability is no longer employed by the Company as a result of the removal of the Participant from an office which the Participant held (i) on January 1, 1994 or (ii) on the later date as of which he is selected as a Participant by the Committee (provided that a promotion or lateral transfer shall not be deemed to constitute such a removal, except for a lateral transfer or promotion to a more senior title but to a job which has less responsibilities and duties), a significant reduction in the nature or scope of the authorities, powers, functions, or duties attached to such Participant's position or a reduction in the compensation (exclusive of bonuses or other incentive compensation) of such Participant which is not remedied within 30 calendar days after receipt by the Company of written notice from such Participant, the Committee in its sole discretion acting in good faith may treat such termination in the same manner as an involuntary termination other than for Cause under subsection (d) above.

(f) Phantom Shares which have Vested cease to be subject to forfeiture under the Plan. The Base Portion and the SAR Portion of such Vested Phantom Shares shall be paid in accordance with, and subject to the terms and conditions of, Section 11.

(g) For purposes of the Plan, an involuntary termination other than for Cause occurs with respect to a Participant if the Company terminates the Participant's employment with the Company for any reason other than for Cause (as defined below) or disability (as defined in Section 9(h)). The termination of a Participant's employment with the Company shall be deemed to have been for "Cause" if such termination shall have been the result of the material failure of such person, in the Committee's reasonable judgment, to perform competently the Participant's duties; the Participant's conviction of a crime involving acts of moral turpitude, dishonesty, theft, unethical or unlawful business conduct or conduct which, in the Committee's judgment, impairs the reputation or standing of the Company (provided, that if the Participant is arrested or indicted for such a crime, the Company shall have the right to suspend the Participant without pay until the matter is judicially resolved); the failure of the Participant to devote his full time and attention exclusively to the business and affairs of the Company as herein provided; or the material violation by the Participant of any term, provision or condition of any employment agreement between the Participant and the Company.

(h) For purposes of this Section 9 of the Plan, a Participant shall be deemed to be disabled if such Participant has been declared to be permanently and totally disabled after examination by an independent physician satisfactory to the Company and the Committee has reasonably determined that the physical or mental condition of the Participant was such as would entitle the Participant to payment of monthly disability benefits under the Company's Long-Term Disability Plan.

10.  Change in Control
     -----------------

(a)  In the event there occurs a Change in Control of the Company as defined in
     Section 10(b), the Board shall determine for each Participant, on the basis of the most recent information available, on or before the date of such Change in Control, whether it is likely that a specific number of Phantom Shares (the "Estimated Number") would under Section 8(c) be allocated to the Participant's Account and be Earned for any Earning Period in which the Change in Control of the Company occurs assuming the Participant will continue in the employ of the Company through the end of the Earning Period, and if within 24 months after the Change in Control:

          (i) There is an involuntary termination other than for Cause of the employment of the Participant;

          (ii) There is a Constructive Termination, as defined in Section 10(c), of the employment of the Participant; or

          (iii)  There occurs an Adverse Change in the Plan, as defined in
     Section 10(d), in respect of the Participant;

     then, if the determination of the Board, made on or prior to the date of the Change in Control as provided above in this Section 10(a), was that it was likely that an Estimated Number of Phantom Shares would be allocated to the Participant's Account for the Earning Period, the Participant shall be Vested in such Estimated Number of Phantom Shares. However, if the determination of the Board was that it was not likely that any Phantom Shares would under Section 8(c) be allocated to the Participant's Account and be Earned for the Earning Period, the Participant shall be Vested in that number of Base Shares provisionally allocated to the Participant at the start of the Earning Period which is in the same proportion to such total number of Base Shares as (x) the number of full months which have elapsed since the first day of the Earning Period to the end of the first month in which occurs one of the events described in clauses (i) or (ii) above of this subsection (a) is to (y) the total number of months in the Earning Period.

     If the Change of Control occurs only within one Earning Period during which an employee is a Participant, for purposes of this Section 10 the number of Base Shares provisionally allocated to the Participant's Account for the Earning Period shall be deemed to be increased by the number of Base Shares provisionally allocated to his Account for the next Earning Period.

(b) For purposes of Section 10(a) relating to a change in control of the Company, a "Change in Control of the Company" shall occur if:

          (i) Any person or group (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Fund American Enterprises Holdings, Inc. (formerly The Fund American Companies, Inc.) Fund American Enterprises, Inc. or the Company, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty-five percent (35%) or more of the Company'S then outstanding capital stock;

          (ii) The Continuing Directors, as defined in Section 10(e), cease for any reason to constitute a majority of the Board of the Company; or

          (iii) The business of the Company for which the Participant's services are principally performed is disposed of by the Company pursuant to a sale or other disposition of all or substantially all of the business or business related assets of the Company (including stock of a subsidiary of the Company).

(c) For purposes of Section 10(a) relating to a Change in Control of the Company, "Constructive Termination" shall mean a termination of employment with the Company or any of its subsidiaries at the initiative of the Participant that the Participant declares by prior written notice delivered to the Secretary of the Company to be a Constructive Termination by the Company and which follows (i) a material decrease in his salary, or (ii) a material diminution in the authority, duties or responsibilities of his position with the result that the Participant makes a determination in good faith that he cannot continue to carry out his job in substantially the same manner as it was intended to be carried out immediately before such diminution. Notwithstanding anything herein to the contrary, Constructive Termination shall not occur within the meaning of this Section 10(c) until and unless 30 days have elapsed from the date the Company receives such written notice without the Company curing or causing to be cured the circumstance or circumstances described in this Section 10(c) on the basis of which the declaration of Constructive Termination is given.

(d) For purposes of Section 10(a) relating to a Change in Control of the Company, an "Adverse Change in the Plan" shall mean:

          (i) Termination of the Plan pursuant to Section 15;

          (ii) Amendment of the Plan pursuant to Section 14 that materially diminishes the value of the Phantom Shares that have been allocated or provisionally allocated under the Plan, either to individual Participants or in the aggregate, unless there is substituted concurrently authority to grant long term incentive awards of comparable value, to individual Participants or in the aggregate, as the case may be; or

          (iii) In respect of any Participant a material diminution in his rights in connection with such Phantom Shares (except as may occur under the terms of the Plan applicable to such Phantom Shares as originally allocated or provisionally allocated) unless there is substituted concurrently a long term incentive award with a value at least comparable to the loss in value attributable to such diminution in his rights.

(e) For purposes of Section 10(b)(ii) of the Plan, "Continuing Directors" shall mean those individuals who, as of January 1, 1994, constituted the Board or, alternatively, those members elected or nominated after January 1, 1994 who were approved for such election or nomination by a vote of at least a majority of the directors then comprising the Continuing Directors. Further, individuals shall be excluded whose initial assumption of office is or was in connection with an actual or threatened election contest relating to the election of the directors of the Company (as used in rule 14a-11 under the Securities Exchange Act of 1934).

11.  Payment for Phantom Shares
     --------------------------

     Subject to the Company's Voluntary Deferred Compensation Plan:

(a)  Automatic Payment of Base Portion Only.  The Base Portion of all Phantom
     --------------------------------------
     Shares allocated to the Account of a Participant for an Earning Period which become Vested at the end of the Earning Period under Section 9(a) shall be paid to the Participant in a single sum as soon as administratively feasible after the Committee has determined the amount of such Base Portion and not later than 90 days after the end of the Earning Period.

(b)  Automatic Payment of Full Value. The full value of all Phantom Shares
     -------------------------------
     allocated to the Account of a Participant for an Earning Period which become Vested before the end of the Earning Period under Section 9(d), 9(e) or 10(a) shall be paid to the Participant (or to the Participant's designated beneficiary or legal representative) in a single sum within 30 days after the Committee determines in accordance with Section 9(d), 9(e) or 10(a) that the Participant is Vested in a specific number of Phantom Shares, provided, however, that:

          (i) If the Participant dies before the end of an Earning Period and there is no effective designation of the Participant's beneficiary at the time of his death, any amount payable under the Plan on account of the Participant's death shall be paid to his legal representative by the later of: (A) 30 days after the Committee's determination referred to above in this subsection (b), or (B) 30 days after the qualification of the legal representative.

          (ii) If the Participant becomes Vested in any Phantom Shares before the end of an Earning Period on account of a Change in Control of the Company and a subsequent Adverse Change in the Plan and remains employed by the Company, only the Base Portion of such Vested Phantom Shares shall be paid to him pursuant to this subsection (b). The SAR Portion of such Vested Phantom Shares shall be paid in accordance with subsection (c) below.

          (iii) The value of any Phantom Shares payable under this subsection (b) shall be determined as of the date on which the Committee determines that a specific number of Phantom Shares are Vested in the Participant.

(c)  Exercise and Payment of SAR Portion.  A Participant may exercise the SAR
     -----------------------------------
     Portion of all or any Phantom Shares allocated to his Account for an Earning Period and not paid in full pursuant to subsection (b) above, at any time after he becomes Vested in such Phantom Shares and while he is employed by the Company, subject, however, to the following terms and conditions:

          (i) If at the time of his termination of employment, or on the last day of the year in which the Participant attains age 65, whichever is earlier, he has not exercised the SAR Portion of all of such Phantom Shares, the unexercised portion will be deemed to be exercised on the day of the termination of his employment or on the last day of the year in which he attains age 65, as the case may be.

          (ii) If the Participant dies before he has exercised all of the SAR Portion of such Phantom Shares, the unexercised portion shall be deemed to be exercised on the day of the Participant's death.

          (iii) The SAR portion of such Phantom Shares, or the unexercised portion thereof, may be exercised by the Participant or by his legal representative in the event of the Participant's incapacity, by written request to the Secretary of the Company requesting the exercise of the SAR Portion of a specific number of such Phantom Shares.

          (iv) The value of the SAR Portion of any Phantom Shares exercised or deemed to be exercised pursuant to this subsection (c) shall be determined as of the date the SAR Portion of such Phantom Shares is exercised or deemed to be exercised. The amount payable on account of the exercise or deemed exercise of the SAR Portion of any Phantom Shares shall be the value of the SAR Portion on the date of exercise or deemed exercise. Such amount shall be paid to the Participant or to the Participant's designated beneficiary in a single sum within 30 days after the SAR Portion of such Phantom Shares is exercised or deemed to be exercised, provided that if there is no effective designation of the Participant's beneficiary at the time of the Participant's death, any amount payable on account of the Participant's death shall be paid to his legal representative by the later of (A) 60 days after the Participant's death, or (B) 30 days after the qualification of the legal representative. If less than the SAR Portion of all of such Phantom Shares is exercised at any time, unless the Participant designates the SAR Portion of specific Phantom Shares to be exercised, the SAR Portions of the Phantom Shares with the largest SAR Portions shall be deemed exercised first.

(d) Notwithstanding any provision of the Plan other than this subsection (d), if part of a payment under the Plan resulting from the operation of Section 10 (relating to a Change in Control of the Company) and this Section 11 would be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), such payment shall be reduced by the smallest amount required so that no part of the payment is not deductible under Section 280G of the Code. However, prior to making any such reduction the Committee shall request the Company's independent certified public accountants to determine whether it would be in the best interest of the Participant to make the reduction. If such accountants determine that it is not in the best interest of the Participant to make the reduction, the reduction shall not be made.

12.  Miscellaneous Provisions
     ------------------------

(a) Except as otherwise provided in the Plan, no employee or other person shall have any claim or right to be granted any Phantom Shares under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any subsidiary.

(b) A Participant's interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death), including but not limited to, sale, execution, levy, garnishment, attachment, pledge, bankruptcy or any other transfer and no such interest of any Participant in the Plan shall be subject to any obligation or liability of such Participant or any beneficiary of such Participant.

(c) The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

(d)  The Company has only a contractual obligation to make payments under
     Section 11. Participants have the status of general unsecured creditors of the Company. The satisfaction of Phantom Share Base Portion and SAR Portion obligations is to be made solely out of the general corporate funds of the Company, which shall at all times remain subject to the claims of the Company's creditors. Further, amounts credited to a Participant's Account shall neither be segregated for the purpose of securing the Company's liability nor be held by the Company in trust for the Participant. It is the intention of the Company and the Participants that the amounts payable under the Plan be unfunded for tax purposes and for purposes of the Employee Retirement Income Security Act of 1974, as amended.

(e) By accepting an allocation or provisional allocation of Phantom Shares or other benefit under the Plan, each Participant and each person claiming under or through each Participant shall, subject to the Plan, be deemed to have indicated such Participant's or claimant's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

13.  Claims and Disputes; Arbitration
     --------------------------------

(a) Claims for benefits under the Plan shall be made in writing to the Committee. If a claim for benefits is wholly or partially denied, the Committee shall, within a reasonable period of time but not later than ninety (90) days after receipt of the claim, provide the claimant who was denied a benefit written notice setting forth in a manner calculated to be understood by the claimant:

          (i)  The specific reason or reasons for denial;

          (ii) Specific reference to the pertinent provisions of the Plan on which the denial is based;

          (iii) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

          (iv)  An explanation of the Plan's claim review procedure.

     A person whose claim for benefits under the Plan has been denied, or his duly authorized representative, may request a review upon written application to the Committee, may review pertinent documents, and may submit issues and comments in writing. The claimant's written request for review must be submitted to the Committee within sixty (60) days after receipt by the claimant of written notification of the denial of a claim. A decision by the Committee shall be made promptly, and not later than sixty
     (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for proceeding, in which cases a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. The decision on review shall be in writing and shall include specific reasons for the decision, specific reference to the pertinent provision of the Plan on which the decision is based, and be written in a manner calculated to be understood by the claimant.

(b)  Unless otherwise required by law, any controversy or claim arising out of
     (i) the denial of a claim for benefits by the Committee under (a) above or any action taken by the Committee under Section 3, or otherwise relating to the Plan or the breach thereof, shall be settled by binding arbitration in the City of Farmington Hills in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by the Participant (or in the event of his prior death, his beneficiary(ies) or other distributee), and the third of whom shall be appointed by the first two arbitrators. If the selected (third) arbitrator declines or is unable to serve for any reason, the appointed arbitrators shall select another arbitrator. Upon their failure to agree on another arbitrator, the jurisdiction of the Circuit Court of Oakland County, Michigan shall be invoked to make such selection. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association except as hereinabove provided in subsection (c) below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Review by the arbitrators of any decision, action or interpretation of the Board or Committee shall be limited to a determination of whether it was arbitrary and capricious or constituted an abuse of discretion, within the guidelines of Firestone Tire & Rubber Co. v. Bruch, 489 U.S. 101 (1989). In the event the
     ------------------------------------
     Participant or his beneficiary shall retain legal counsel and/or incur other costs and expenses in connection with enforcement of any of the Participant's rights under the Plan, the Participant or beneficiary shall not be entitled to recover from the Company any attorneys fees, costs or expenses in connection with the enforcement of such rights (including enforcement of any arbitration award in court) regardless of the final outcome; except that the arbitrators in their discretion may award reasonable attorneys fees and reasonable costs to the Participant in an arbitration initiated by the Participant following a Company Change in Control, to enforce the Participant's rights under the Plan, provided the Participant is the prevailing party in such arbitration.

(c)  Any arbitration shall be conducted as follows:

          (i) The arbitrators shall follow the Commercial arbitration Rules of the American Arbitration Association, except as otherwise provided herein. The arbitrators shall substantially comply with the rules of evidence; shall grant essential but limited discovery; shall provide for the exchange of witness lists and exhibit copies; and shall conduct a pretrial and consider dispositive motions. Each party shall have the right to request the arbitrators to make findings of specific factual issues.

          (ii) The arbitrators shall complete their proceedings and render their decision within 40 days after submission of the dispute to them, unless both parties agree to an extension. Each party shall cooperate with the arbitrators to comply with procedural time requirements and the failure of either to do so shall entitle the arbitrators to extend the arbitration proceedings accordingly and to impose sanctions on the party responsible for the delay, payable to the other party. In the event the arbitrators do not fulfill their responsibilities on a timely basis, either party shall have the right to require a replacement and the appointment of new arbitrators.

          (iii) The decision of the arbitrator shall be final and binding upon the parties and accordingly a judgment by any Circuit Court of the State of Michigan or any other court of competent jurisdiction may be entered in accordance therewith.

          (iv) Subject to the provisions of subsection (b) relating to reasonable attorneys fees and costs in an arbitration following a Company Change in Control, the costs of the arbitration shall be borne equally by the parties to such arbitration, except that each party shall bear its own legal and accounting expenses relating to its participation in the arbitration.

14.  Amendment
     ---------

     The Plan may be amended at any time and from time to time by the Board, but no amendment which increases the aggregate number of Phantom Shares which may be allocated pursuant to the Plan shall be effective unless and until the same is approved by a majority vote of the shareholders of the Company. No amendment of the Plan shall adversely affect any right of any Participant with respect to any Phantom Shares theretofore allocated without such Participant's written consent.

15.  Termination
     -----------

     This Plan shall terminate upon the adoption of a resolution of the Board terminating the Plan. No termination of the Plan shall alter or impair any of the rights or obligations of any person, without that person's consent, with respect to any Phantom Shares theretofore allocated under the Plan.

                                   EXHIBIT A

                  1994 LONG TERM INCENTIVE PLAN PARTICIPANTS
                  ------------------------------------------


                   [Master List Held by Board of Directors]

                                   EXHIBIT B


                [Attach copy of methodology for determining the
              value of A and B in Section 8(a)(vi) of the Plan.]

                                   EXHIBIT B


                   Source One Mortgage Services Corporation

                           Economic ROE Methodology
                           ------------------------



Economic ROE Overview:
---------------------

This write-up serves to document the methodology by which the internal measurement of economic return on equity (ROE) will be computed for Source One Mortgage Services Corporation. This performance measurement will be computed at the end of each quarter and will represent an estimation of the Company's economic return on its common shareholders' equity.

Economic ROE will be the change in the Company's economic value plus common dividends, divided by the beginning period economic value. Economic value at the end of a period will be equal to the following:

*    The Company's GAAP common shareholders' equity.

*    Add the economic value of the servicing and sub-servicing portfolios.

*    Subtract the capitalized servicing GAAP book value.

* Add the economic value of the projected production for the next twelve months. This is the assumed economic value of the production network.

* Add the GAAP residential loss reserve net of deferred taxes. (Servicing economic value is net of loan losses.)

* Subtract the GAAP goodwill and various other intangible assets net of applicable deferred taxes.

Economic value and common dividends will be measured per common share. Economic ROE will be calculated as the sum of the change in economic value per share and dividends per share, divided by the beginning period economic value per share. Dividends will be compounded at the economic ROE for the period.

SERVICING AND SUB-SERVICING PORTFOLIO VALUATION OVERVIEW:
--------------------------------------------------------

The economic value of servicing and sub-servicing is computed by using the Company's valuation model which employs a discounted cash flow methodology. The economic value of servicing equals the present value of the future after-tax net servicing revenues expected to be received over the life of the servicing portfolio. The cash flows are discounted to their present values using the

Company's after-tax weighted average cost of capital. The net servicing cash flows will equal the following revenue and expense components:

* The net servicing fee revenues expected to be received over the life of the portfolio.

* Add the float benefit of T&I and P&I escrow balances which earn an interest credit at the escrow funding credit rate.

* Add the ancillary fee revenues such as late charges which are computed as a percentage of the outstanding principal balance over the life of portfolio.

* Add the insurance fee revenues which are computed on a dollar per loan basis over the life of the portfolio.

* Subtract the annual loan servicing expense which increases annually based on the servicing cost growth rate.

* Subtract the cost of foreclosure losses which is applied to the future projected number of foreclosures that Source One should experience over the life of the portfolio.

* Subtract the interest expense paid to mortgagors for escrow balances in certain states.

The economic value of sub-servicing equals the present value of the future after-tax sub-servicing revenues expected to be received over the life of the sub-servicing contract. The sub-servicing cash flows will equal the following revenue components:

* The sub-servicing profit margin per loan that Source One receives over and above the actual cost of servicing.

* Add the ancillary fee revenues such as late charges that Source One retains per the sub-servicing contract.

* Add the insurance fee revenues that Source One retains per the sub-servicing contract.

The servicing portfolio will be valued at each period-end and will be segregated into the major product divisions: GNMA pool loans, Conventional loans, Insured Private loans and Commercial loans. The basic six pieces of mortgage loan information (principal balance, loan count, weighted average net servicing fee, weighted average note rate, weighted average remaining life, and average escrow balance) will be extracted from the Company's mortgage database using the Data Analyzer query system.

SERVICING VARIABLE DEFINITIONS:
------------------------------

1) PREPAYMENT RATE: This rate is the annual percentage of the servicing portfolio that is expected to prepay each year in the future. This rate will be based on the period-end Knight Ridder PSA prepayment forecasts that are developed by the six Wall Street investment banking firms with whom Source One does business. For each note rate the stated Knight Ridder median prepayment speed forecast of the six firms will be used. The GNMA 30 year tables and the Conventional 30 day tables are the two Knight Ridder tables used for the respective product types. The Company's servicing portfolio will be stratified into 50 basis point increments so that each segment is paid off at the appropriate prepayment speed for that note rate at each period-end.

2) SERVICING COST: This cost represents the average annual expense incurred for each mortgage loan serviced or sub-serviced by Source One. The annual servicing cost per loan will be based on a 12 month average derived from the Company's Cost Accounting System. The costs used for the servicing valuation are 100% fully loaded and include all direct fixed and variable costs along with all overhead costs attributed to the Servicing Division.

3) AFTER-TAX DISCOUNT RATE: This rate represents the Company's weighted average cost of capital which will be used to discount the net servicing and sub-servicing cash flows. This discount rate will be computed by weighting together the various components of the Company's capital base at the end of each period. The capital mix is based on a four quarter average while the capital costs are based on the average of the most recent month. The escrow funding credit value is excluded from this calculation since it is already taken into consideration in the present value of the servicing cash flows. All other components of debt and equity are included in this rate. The cost of debt and preferred equity is the after-tax actual cost and the after-tax cost of common equity is assumed to be 700 basis points over the average 10 day period-end 10 year treasury constant maturity yield from the prior year-end.

4) ESCROW FUNDING CREDIT RATE: This rate represents the annual rate that Source One effectively earns on its T&I and P&I escrow balances. While interest is not paid directly to Source One by the custodian banks on the escrow balances, the interest costs of borrowing lines are reduced to compensate for the value of these escrow funds. This rate will be based on a 12 month average of the Federal Reserve published rate for 30 day commercial paper. To this gross earning rate will be added the cost of a back-up line of credit and dealer costs for commercial paper since these will not be incurred. From this gross rate will be subtracted the actual interest cost of escrow available lines of credit.

5) SERVICING COST GROWTH RATE: This rate represents the annual estimated percentage by which the servicing cost per loan should increase each year over the life of the servicing portfolio. This growth rate will equal the MBA's forecast of the Consumer Price Index (CPI) increase for the next one year and will remain constant over the life of the servicing portfolio.

6) ESCROW GROWTH RATE: This rate represents the annual estimated percentage by which the average escrow balance per loan should increase each year over the life of the servicing portfolio. This growth rate will be equal to the MBA's estimation of the national existing home price increase of the past year and will remain constant over the life of the servicing portfolio.

7) AVERAGE ESCROW BALANCE: This balance relates to the T&I payments which are collected each month from mortgagors in anticipation of coming tax and insurance payments. The average escrow balance is based on the latest 12 monthly escrow balances relating to each loan in the Company's servicing portfolio. The average escrow balance per loan is then applied to the ending loan count for the total servicing portfolio as of the end of the period in order to derive the beginning total escrow balance for the valuation calculation.

8) CORPORATE INCOME TAX RATE: This rate is the effective current tax rate in effect by law or the expected rate if corporate taxes are scheduled to change in the near future.

9) RESERVE REQUIREMENT RATE: This rate represents the reserves that the banks are required by law to maintain on Source One's escrow accounts. To the extent that reserves must be maintained, escrow funds cannot be profitably invested by the banks. Consequently, no escrow funding credit is available on this portion of our Company's escrow balances. This reserve requirement is the actual rate that Source One is currently experiencing.

10) P&I FLOAT USAGE RATE: This rate is the percentage of the days of each month that Source One has on average to use the P&I payments that have been collected before they must be remitted to the mortgage investors. This usage rate will be based on the various actual remittance cycles of the mortgage pools that Source One currently services. This gross usage rate is reduced for the servicing valuation due to the required fund advances that the Company must make to security holders of certain agency pools that contain delinquent loans.

11) ESCROW INTEREST COST RATE: This rate is the annual interest expense that Source One as the servicer must pay to mortgagors in certain states on funds held in escrow for property taxes and insurance. There are currently about 12 states that require the payment of interest on escrow funds. The rates of interest range from 1% to 5%. Currently, the average overall rate of interest that Source One pays on all T&I escrow balances is less than 1%.

12) MISCELLANEOUS FEE INCOME RATE: This rate represents the expected fee income to be received from five miscellaneous servicing fee accounts over the life of the servicing portfolio. These miscellaneous accounts are as follows: late charges, NSF fees, assumption fees, application fees, and other servicing income. This annual rate will be developed based on the Company's actual experience over the preceding 12 months.

13) PAYOFF FLOAT INCOME RATE: This rate is the float earning rate that Source One earns on payoff funds that the Company holds in escrow prior to remitting them to the security holders. The period of time during which mortgage prepayment funds are available for Source One's use depends on the remittance cycle of the pools or loans involved. This rate is a weighted average of the various remittance cycles that are currently in the servicing portfolio. Again, this gross float rate will be reduced to offset the interest expense that must be advanced by Source One to the security holders through the end of the month on certain agency pool loans that prepay before the end of the month.

14) INSURANCE INCOME: This value relates to the annual expected dollar amount of insurance commission revenue per loan that Source One should receive over the life of the servicing portfolio. This revenue variable will be based on the Company's actual experience over the preceding 12 months.

15) BI-WEEKLY FLOAT INCOME: This revenue item represents the float that Source One should earn on bi-weekly payment mortgage loans over the life of the servicing portfolio. For loans in the Company's bi-weekly program, one-half of the monthly mortgage payment is automatically withdrawn from the mortgager's checking account twice each month. These funds earn float for the Company until they must be passed on to the Cashier department on the first of the next month. This income variable is based on the Company's actual average experience over the past 12 months.

16) FORECLOSURE LOSSES: This loss variable represents the future dollar loss per foreclosed loan that is expected to be incurred over the life of the servicing portfolio. This information is based on the loan loss reserve schedule in the Board Report. Separate loss figures are used for GNMA pool loans and conventional recourse pool loans. The GNMA savings program will reduce the GNMA loss per foreclosure.

17) NUMBER OF FUTURE MORTGAGE FORECLOSURES: This figure refers to the number of expected future mortgages which will go into


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     foreclosure over the life of the servicing portfolio.  The foreclosure loss per loan is applied to each of the expected mortgage foreclosures. This estimate is based on the most recent FHA Survivorship & Decrement tables for GNMA loans. The estimate for conventional loans is based on using LTV information to adjust the FHA statistics for the conventional loans.

18) SETUP COST ON INTERIM LOANS: This item refers to the expected expense per loan of setting up newly purchased loans on our servicing system that currently are being serviced by the seller prior to transfer. This expense often ranges from $15 to $20 per loan and is part of the capitalized purchase price for the new portfolio.

19) PV OF TAX BENEFIT OF AMORTIZATION: This additional component of value for the servicing portfolio is due to the tax benefit that the scheduled amortization of the capitalized book value will produce over the life of the servicing portfolio. The tax benefit of amortization is discounted at the after-tax weighted average cost of capital.

PRODUCTION CAPABILITY VALUATION OVERVIEW:
----------------------------------------

The production capability value represents the estimated economic value of Source One's projected production for the next twelve months. The following summarizes the valuation of the projected production:

* The present value of the servicing rights created over the estimated life of the loans (calculated in the same manner as the servicing portfolio valuation).

*    Add the net marketing gains.

*    Add the net interest breakage.

*    Subtract the net cost of production.

* Subtract the capitalized purchased servicing related to the production (Whole Loan SRPs and Brokerage capitalizations).

*    Subtract all overhead expenses applicable to the production areas.

The production projection for the next twelve months will be based on the Company's actual experience for the most recent twelve months. The Company's retail, broker, and whole loan production of the last 12 months will be adjusted proportionally based on the Mortgage Bankers' Association's (MBA) forecast of total industry production for the next 12 months compared to the latest 12 months actual. The Company's refinance production will be adjusted based on the MBA's forecast of refinance activity for the next 12 months.


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Both calculations assume that Source One's market share for the next 12 months will remain the same as that of the past 12 months.

PRODUCTION VALUATION VARIABLE DEFINITIONS:
-----------------------------------------

1) VALUE OF PRODUCTION SERVICING RIGHTS: This component equals the present value of the projected production mortgage servicing rights over the expected life of the loans. This value will be based on the actual average loan characteristics of the production for the last twelve months for each production source. The assumptions and methodology used to value the production servicing rights will be consistent with the valuation of the Company's servicing portfolio. However, only variable servicing costs will be used in valuing this incremental servicing production.

2) NET MARKETING GAINS: This component represents the gain or loss on the sale of mortgage loans into the secondary market. Marketing gains vary by source of loan production and depend on the note rate, pricing, and mortgage product under consideration. The average marketing gains for the last twelve months will be the basis for the projected marketing gains of the next twelve months.

3) NET INTEREST BREAKAGE: This production revenue represents the difference between the mortgage note rate and the Company's funding cost during the time the loan is in inventory. From the time the loan is banked to the time it is sold into the secondary market, Source One earns the interest spread on the mortgage loan. The period of time during which the loan is earning interest breakage varies between 30 and 60 days on average. The average net interest breakage for the last twelve months will be the basis for determining the interest breakage for the next twelve months.

4) NET COST OF PRODUCTION: This expense component represents the overall net expense that is incurred for each mortgage produced through the Company's production network. The net expense is comprised of total operating expenses per loan less any operating revenues collected in the production process. This net cost of production varies by production source and depends on the process employed in generating the mortgage loan. The average net cost of production for the twelve months preceding the valuation date will serve as the basis for the valuation of the next twelve months of production.

5) PRODUCTION RELATED CAPITALIZED SERVICING: This component represents the fees paid for the purchase of whole loans and the capitalized value of the brokerage production. These two components are capitalized on the balance sheet as an asset and then amortized in proportion to and over the life of the mortgage servicing cash flows. The average SRP paid during the last twelve months for whole loans and the average


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     percentage of brokerage production that was capitalized for the past twelve months will be used to estimate the future capitalized balances during the next twelve months.

6) PRODUCTION RELATED OVERHEAD: This expense item relates to the various production support areas which are not included in the Net Cost of Production shown above. This expense component includes portions of areas such as Underwriting, Appraisal, Banking, Shipping, Human Resources, Financial, etc. The Company's Cost Accounting System will be utilized in order to allocate the applicable costs to the production areas. Cost data for the past 12 months will be used.




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